UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2023

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-51160	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 22, 2022, the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notified Mobiquity Technologies, Inc. that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b). On July 31, 2023 the Company was given a grace period until November 14, 2023 by the Nasdaq Hearings Panel (the "Panel") to regain the shareholder equity minimum. As of November 14, 2023, the Company’s stockholders’ equity was above the required $2,500,000 minimum stockholders' equity requirement. On December 5, 2023, the Company received a letter from the Panel notifying the Company, among other things, (a) that despite the Company’s claims of having regained compliance with a stockholder equity value of over $2.5 million, and its claims that it will see increased revenue in the new year, Nasdaq concluded that in light of the Company’s burn rate, the Company’s stockholder equity was below the minimum, and (b) that the Panel has determined to delist the Company’s securities from trading on Nasdaq, based on the Company’s historical financial information on expenses and burn rate, and the Panel’s view that the Company’s stockholders’ equity value is likely going to continue to remain below the level required to maintain compliance. Trading in the Company’s securities on Nasdaq will be suspended effective at the open of trading on December 7, 2023.

Following a suspension of trading in its securities on Nasdaq, the Company’s securities will be quoted on the OTC Markets. For quotes or additional information on the OTC Markets, you may visit http://www.otcmarkets.com.

Pursuant to applicable Nasdaq rules, the Company has the right to request that the Nasdaq Listing and Hearing Review Council review the Panel’s decision within 15 days following the date of the Panel’s letter. During the appeal period and the appeals process, trading in the Company’s securities on Nasdaq will remain suspended, and Nasdaq will not take further action to delist the Company’s securities.

The Company is currently evaluating whether or not to appeal Nasdaq’s decision. The evaluation will encompass an analysis of the benefits of continuing to be listed on Nasdaq compared to the substantial costs, including the extensive commitment of management’s time and resources for complying with various listing requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 6, 2023	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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